Exhibit 99.2

FLEETWOOD PROVIDES SUPPLEMENTAL QUARTERLY
INFORMATION FOR THE THREE YEARS ENDED APRIL 25, 2004

Riverside, Calif., July 12, 2004 — Fleetwood Enterprises, Inc. (NYSE:FLE), one of the nation’s leading manufacturers of recreational vehicles and a leading producer and retailer of manufactured housing, today voluntarily provided supplemental quarterly financial results for the three years ended April 25, 2004. This information is intended to provide additional information with respect to the condensed quarterly results available in the Company’s Form 10-K filed on July 8, 2004, and to provide greater clarity to the effect of certain accounting changes.

As a result of adopting various retroactive accounting changes, most notably the adoption of FIN 46R, “Consolidation of Variable Interest Entities,” certain financial statement amounts previously reported have been reclassified to conform to the year-end 2004 presentation. The reclassified quarterly amounts are attached to this release. These reclassifications had no effect on the Company’s net income (loss) or earnings (loss) per share.

About Fleetwood

Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer high value to our customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company’s website at www.fleetwood.com.

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FLEETWOOD ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended				Year Ended
	July 27, 2003	Oct. 26, 2003	Jan. 25, 2004	Apr. 25, 2004	Apr. 25, 2004
Net sales:
RV Group	$436,533	$450,018	$410,006	$482,676	$1,779,233
Housing Group	200,308	214,329	176,540	191,581	782,758
Supply Group	8,406	9,288	9,756	13,670	41,120
Financial Services	884	1,108	1,448	1,437	4,877
	646,131	674,743	597,750	689,364	2,607,988
Cost of products sold	529,055	549,308	491,223	568,191	2,137,777
Gross profit	117,076	125,435	106,527	121,173	470,211
Operating expenses	103,041	108,681	107,099	108,163	426,984
Financial services expenses	1,414	1,479	1,659	1,952	6,504
Other, net	(724)	29	(3,645)	(267)	(4,607)
	103,731	110,189	105,113	109,848	428,881
Operating income (loss)	13,345	15,246	1,414	11,325	41,330
Other income (expense):
Investment income	788	602	617	656	2,663
Interest expense	(11,035)	(11,069)	(11,818)	(11,453)	(45,375)
Other, net	—	—	—	(2,430)	(2,430)
	(10,247)	(10,467)	(11,201)	(13,227)	(45,142)

Income (loss) before income taxes	3,098	4,779	(9,787)	(1,902)	(3,812)
Provision for income taxes	(1,182)	(1,021)	(384)	(15,862)	(18,449)

Net income (loss)	$1,916	$3,758	$(10,171)	$(17,764)	$(22,261)

	13 Weeks Ended				Year Ended
	July 28, 2002	Oct. 27, 2002	Jan. 26, 2003	Apr. 27, 2003	Apr. 27, 2003
Net sales:
RV Group	$370,950	$395,812	$310,478	$405,355	$1,482,595
Housing Group	230,584	234,054	173,349	158,273	796,260
Supply Group	9,450	10,876	8,583	8,269	37,178
Financial Services	291	404	805	760	2,260
	611,275	641,146	493,215	572,657	2,318,293
Cost of products sold	489,256	512,891	411,309	479,180	1,892,636
Gross profit	122,019	128,255	81,906	93,477	425,657
Operating expenses	112,647	111,969	103,622	121,276	449,514
Financial services expenses	191	1,179	1,407	1,572	4,349
Other, net	343	(2,374)	(3,469)	3,725	(1,775)
	113,181	110,774	101,560	126,573	452,088
Operating income (loss)	8,838	17,481	(19,654)	(33,096)	(26,431)
Other income (expense):
Investment income	1,023	1,055	798	704	3,580
Interest expense	(10,882)	(10,979)	(10,962)	(10,563)	(43,386)
Other, net	—	—	—	—	—
	(9,859)	(9,924)	(10,164)	(9,859)	(39,806)

Income (loss) before income taxes	(1,021)	7,557	(29,818)	(42,955)	(66,237)
Benefit (provision) for income taxes	(499)	(2,956)	11,413	(12,460)	(4,502)

Net income (loss)	$(1,520)	$4,601	$(18,405)	$(55,415)	$(70,739)

	13 Weeks Ended				Year Ended
	July 29, 2001	Oct. 28, 2001	Jan. 27, 2002	Apr. 28, 2002	Apr. 28, 2002
Net sales:
RV Group	$266,308	$296,855	$278,348	$371,393	$1,212,904
Housing Group	289,615	285,561	235,916	222,017	1,033,109
Supply Group	7,807	8,340	8,117	9,768	34,032
Financial Services	402	—	—	—	402
	564,132	590,756	522,381	603,178	2,280,447
Cost of products sold	453,840	468,814	416,447	503,257	1,842,358
Gross profit	110,292	121,942	105,934	99,921	438,089
Operating expenses	119,538	133,269	120,144	135,409	508,360
Financial services expenses	367	—	—	—	367
Other, net	(955)	1,236	4,795	14,689	19,765
	118,950	134,505	124,939	150,098	528,492
Operating loss	(8,658)	(12,563)	(19,005)	(50,177)	(90,403)
Other income (expense):
Investment income	1,140	795	968	1,128	4,031
Interest expense	(10,095)	(7,682)	(9,338)	(11,597)	(38,712)
Other, net	(932)	6	6	90	(830)
	(9,887)	(6,881)	(8,364)	(10,379)	(35,511)
Loss before income taxes and cumulative effect of accounting change	(18,545)	(19,444)	(27,369)	(60,556)	(125,914)
Benefit for income taxes	7,418	7,095	10,074	20,034	44,621
Loss before cumulative effect of accounting change	(11,127)	(12,349)	(17,295)	(40,522)	(81,293)
Cumulative effect of accounting change, net of income taxes	(80,635)	—	—	—	(80,635)
Net loss	$(91,762)	$(12,349)	$(17,295)	$(40,522)	$(161,928)

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